                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, For Use of the
                                                Commission Only (as Permitted
                                                by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  BENTHOS, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act
          Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[LOGO] Benthos, Inc.

                                 BENTHOS, INC.

                               -----------------

                   Notice of Special Meeting in Lieu of the
                        Annual Meeting of Stockholders
                              Friday, May 3, 2002
                                  10:00 a.m.

                               -----------------

To Benthos Stockholders:

   A Special Meeting in Lieu of the Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, May 3, 2002 at 10:00 a.m., local time, in the Hawk's Nest at the Ballymeade Country Club, 125 Falmouth Woods Road, Falmouth, Massachusetts, for the following purposes:

      1. To elect two Class III members of the Board of Directors of the Company to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected.

      2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's auditors for the 2002 fiscal year.

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at this meeting.

                                          By Order of the Board of Directors

                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
April 3, 2002

                                   IMPORTANT

  It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.


        49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA
                      Tel: 508-563-1000 Fax: 508-563-6444
                                www.benthos.com

                                 BENTHOS, INC.

                                PROXY STATEMENT

                        Special Meeting in Lieu of the
                        Annual Meeting of Stockholders
                                  May 3, 2002

   This proxy statement and the accompanying Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 3, 2002 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is April 3, 2002.

                      INFORMATION AS TO VOTING SECURITIES

   Only stockholders of record at the close of business on March 29, 2002 (the "record date") will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 1,383,082 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company's By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the appointment of the auditors will require the favorable vote of a majority of the votes properly cast. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. Missing votes on non-routine matters are "broker non-votes." The election of directors and auditors are considered routine matters.

                              PROXY SOLICITATION

   The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company's Common Stock. Stockholders eligible to vote may vote by signing and mailing the enclosed proxy card.

   The Company's principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

   Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or by delivering a proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The current directors and executive officers of the Company are as follows:

          Name            Age                               Position
          ----            ---                               --------
Samuel O. Raymond........ 73  Chairman Emeritus of the Board of Directors and Director of Research
Ronald L. Marsiglio...... 55  President and Chief Executive Officer and Director
Stephen D. Fantone....... 48  Chairman of the Board of Directors
A. Theodore Mollegen, Jr. 64  Director
Thurman F. Naylor........ 82  Director
Gary K. Willis........... 56  Director
Arthur L. Fatum.......... 49  Director
Francis E. Dunne, Jr..... 55  Vice President, Chief Financial Officer and Treasurer
James R. Kearbey......... 38  Vice President, General Manager, Package Inspection Systems Division
Daniel R. Conway......... 48  Vice President, Sales and Marketing, Undersea Systems Division

   The Company's board of directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. Class I, consisting of Messrs. Marsiglio and Willis, is eligible for re-election at the 2003 annual meeting; Class II, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2004 annual meeting; Class III, consisting of Messrs. Raymond, Naylor and Fatum, is eligible for re-election at the 2002 stockholders meeting. Officers of the Company serve at the pleasure of the Board of Directors. Mr. Naylor, a Class III director, has informed the Company that he does not intend to stand for reelection.

   The following information is provided with respect to the business experience of each director and executive officer of the Company:

   Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996.
Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T., holds nine U.S. patents, and is the author of several technical papers on undersea technology. He was instrumental in the development and marketing of many of the Company's original products in both the Company's Undersea Systems Division and the Package Inspection Systems Division.

   Mr. Marsiglio has served as President, Chief Executive Officer and a director of the Company since May 21, 2001. Prior to joining the Company he was President and Chief Executive Officer of VDO North America (1998-2001), a division of Mannesmann VDO, a global automotive parts supplier. From 1975 to 1998, Mr. Marsiglio was employed by Philips Electronics. During those years he held various positions in consumer electronics including Senior Vice President and General Manager of the Philips/Magnavox television business in North America. His most recent position with Philips was President and Chief Executive Officer of Philips Automotive Electronics before it was sold to Mannesmann VDO in 1998. Mr. Marsiglio has a BSEE from the University of Illinois and an M.B.A. from Loyola University in Chicago.

   Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm that he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester.

Dr. Fantone has been awarded over 50 U.S. patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T. and Treasurer of the Optical Society of America. On January 26, 2001, Dr. Fantone was elected as President and Chief Executive Officer of the Company on an interim basis; he served in that capacity until the election of Mr. Marsiglio on May 21, 2001.

   Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides engineering, technical training, and safety management services to industrial firms. Before founding Allied Resources in 1993, Mr. Mollegen was for sixteen years Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics. He is also a member of the Arts and Technology Advisory Council for Connecticut College, and a member of the Advisory Committee of the Connecticut Small Business Development Center, an agency jointly sponsored by the University of Connecticut Graduate School of Business and the U.S. Small Business Administration.

   Mr. Naylor is President of Cameras and Images International, Inc. (a dealer in photographic images and equipment), is the owner and founder of the Naylor Museum of Photography in Brookline, Massachusetts, and has served as a director of the Company since 1987. Mr. Naylor is an internationally recognized authority on photographic history, processes, and technology. Mr. Naylor is the former Chairman, President and CEO of Standard-Thomson Corporation, a manufacturer of temperature and pressure controls and electronic equipment. Mr. Naylor is also the former Chairman, President and CEO of Thomson International Corporation (1959-1989), a manufacturer of temperature controls with engineering and manufacturing facilities in twelve countries. Mr. Naylor has a B.A. in Economics from Fordham University and a B.S. in Mechanical Engineering from The John Hopkins University. Mr. Naylor is also a member of the Board of Directors of Summit Industries, Inc. (a manufacturer of x-ray equipment). Mr. Naylor has informed the Company that he does not intend to stand for reelection as a director.

   Mr. Willis has been a director of the Company since 1998. In November 2000, Mr. Willis retired from Zygo Corporation, a supplier of high precision yield improvement and metrology systems, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as a director of Zygo Corporation since February 1992 and as President (1992-1999) and Chief Executive Officer (1993-1999) of that corporation. Before joining Zygo, he was the Chairman, President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems), Hpower Corporation (commercial and residential fuel cells), and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in Mechanical Engineering from Worcester Polytechnic Institute.

   Mr. Fatum has been a director of the Company since January 6, 2000. Since October 2000, he has been President of CNET Networks International Media, a division of CNET Networks, Inc., a global Internet media company specializing in technology information. From July 2000 to October 2000, he was Executive Vice President and Chief Financial Officer of ZDNet, a global Internet media company. ZDNet was acquired by CNET Networks, Inc. in October 2000. From November 1998 to June 2000, he was Vice President and Chief Financial Officer of PictureTel Corporation (a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions). Before joining PictureTel Corporation, he was President and Managing Director of AT&T Capital Europe (1995-1998), responsible for its pan-European equipment leasing business. Before joining AT&T Capital, Mr. Fatum also held positions with Dun & Bradstreet, Inc. and General Electric Company. Mr. Fatum has a B.S. in mathematics from State University of New York and is a graduate of GE Management Development Institute.

   Mr. Dunne has been Treasurer and Chief Financial Officer of the Company since 1997 and Vice President since January 2000. Before joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. General Signal Corporation was a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. degree in Accounting from St. John's University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

   Mr. Kearbey was appointed as Vice President and General Manager of the Company's Package Inspection Systems Division on December 1, 2000. Before this appointment, Mr. Kearbey was General Manager of the Package Inspection Systems Division from 1998 to 2000 and Western Regional Sales Manager for the Package Inspection Systems Division from 1996 to 1998. Before joining the Company, he was the National Sales Manager at Sasib Packaging Systems, a manufacturer of packaging equipment for the food industry (1994-1996). Mr. Kearbey holds a B.A. degree from National Louis University and a M.B.A. from Keller Graduate School of Management.

   Mr. Conway was appointed Vice President, Sales and Marketing of the Company's Undersea Systems Division on June 18, 2001. Before this appointment, Mr. Conway was Vice President, Business Development from April 2000 to June 2001. Before joining the Company, he was Vice President, Business Development and Acquisition Integration (1995-2000) at Analysis & Technology, Inc., a provider of engineering and technical services to Department of Defense and commercial clients. Mr. Conway served as an officer on active duty in the naval nuclear submarine force, and later held the position of Officer in Charge of the Naval War College Detachment, Naval Intelligence, as a Commander in the U.S. Naval Reserves. Mr. Conway holds a B.S. in Oceanography from the United States Naval Academy and an MBA from the University of Rhode Island.

   There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

   Six meetings of the Board of Directors were held during the fiscal year ended September 30, 2001.

   The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met four times during the past fiscal year, are Messrs. Fatum, Mollegen, Naylor and Willis.

   The ESOP Committee is appointed by the Board of Directors and administers the Company's Employee Stock Ownership Plan. Messrs. Naylor and Fantone are the current members of the ESOP Committee. There were no meetings of the ESOP Committee during the past fiscal year.

   The Compensation and Stock Option Plan Committee (the "Compensation Committee") is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company's employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Naylor and Willis. The committee did not formally meet during the past fiscal year, but rather conducted business by e-mail, facsimile and telephone.

   The Board of Directors serves as the Company's Nominating Committee.

   All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 2001.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is composed of Messrs. Fatum, Mollegen, Naylor and Willis, each of whom is "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed as Appendix A to the Company's Proxy Statement dated April 4, 2001. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended September 30, 2001 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants that firm's independence.

   Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001 filed with the Securities and Exchange Commission.

                                          Audit Committee
                                          Arthur L. Fatum
                                          A. Theodore Mollegen, Jr.
                                          Thurman F. Naylor
                                          Gary K. Willis

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and for the review of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended September 30, 2001 were $81,000. There were no fees billed by Arthur Andersen LLP for financial information systems design and implementation professional services for the fiscal year ended September 30, 2001. The aggregate fees billed by Arthur Andersen LLP for services other than those described above for the fiscal year ended September 30, 2001 (consisting primarily of income tax consulting, planning, and return preparation) were $27,500.

   The Audit Committee has determined that the provision of the services provided by Arthur Andersen LLP as set forth above are compatible with maintaining its independence.

                  PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                       SECURITY OWNERSHIP OF MANAGEMENT

   The following information is furnished as of March 29, 2002 with respect to the beneficial ownership of shares of Common Stock of the Company by the directors and executive officers of the Company, all of the directors and officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

   In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

                                                                          Shares       Percent of Outstanding
                       Name and Address (1)                         Beneficially Owned      Common Stock
                       --------------------                         ------------------ ----------------------
Samuel O. Raymond..................................................      165,516(2)             12.0%
Ronald K. Church 1996 Trust........................................      128,250                 9.3%
Athena Capital Management, Inc.....................................      123,368                 8.9%
Seth A. Newberger..................................................       85,450(3)              6.2%
Cape Cod Bank and Trust Company, N.A., Trustee of the Benthos, Inc.
  Employee Stock Ownership Plan ("ESOP")(4)........................       51,203                 3.7%
Stephen D. Fantone.................................................       73,334(5)              5.2%
Ronald L. Marsiglio................................................       29,000(6)              2.1%
A. Theodore Mollegen, Jr...........................................       25,500(7)              1.8%
Thurman F. Naylor..................................................       37,500(8)              2.7%
Gary K. Willis.....................................................       30,000(9)              2.1%
Arthur L. Fatum....................................................       25,000(10)             1.8%
Francis E. Dunne, Jr...............................................       27,556(11)             2.0%
Robert A. Catalano.................................................        3,579(12)             0.3%
James R. Kearbey...................................................       10,422(13)             0.7%
Daniel R. Conway...................................................       14,504(14)             1.0%
John L. Coughlin...................................................        7,396(15)             0.5%
All directors and officers as a group (10 persons).................      438,332(16)            28.7%

--------
(1) Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church 1996 Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of Seth A. Newburger is 513 Mandalay Drive East, San Antonio, Texas 78212. The address of Athena Capital Management, Inc. is 1250 Germantown Pike, Plymouth Meeting, Pennsylvania 19462. The address of Cape Cod Bank and Trust Company, N.A. is 495 Station Avenue, South Yarmouth, Massachusetts 02664.
(2) Includes 3,469 shares owned by the Company's ESOP, over which Mr. Raymond has sole voting power. Also includes 37,065 shares owned by Mr. Raymond's children, as to which shares Mr. Raymond disclaims beneficial ownership.
(3) Includes shares owned by Mr. Newberger, certain family members and a family-owned joint venture, according to an amended Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.
(4) Pursuant to the terms of the plan, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants' accounts are to be voted.
(5) Includes 23,334 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 35,000 shares granted October 29, 1999.

(6) Includes 25,000 shares which Mr. Marsiglio has the right to acquire through exercise of a stock option for 100,000 shares granted on May 21, 2001.
(7) Includes 15,000 shares which Mr. Mollegen has the right to acquire through exercise of a stock option for 15,000 shares granted on April 3, 1998.
(8) Includes 15,000 shares which Mr. Naylor has the right to acquire through exercise of a stock option for 15,000 shares granted on January 22, 1999.
(9) Includes 15,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998.
(10) Includes 10,000 shares which Mr. Fatum has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 6, 2000.
(11) Includes 15,000 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997, 3,750 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted on January 22, 1999, 5,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 27, 2000, and 806 shares owned by the Company's ESOP, over which Mr. Dunne has sole voting power.
(12) Includes 1,704 shares owned by the Company's ESOP, over which Mr. Catalano has sole voting power.
(13) Consists of 2,250 shares which Mr. Kearbey has the right to acquire through the exercise of a stock option for 2,250 shares granted October 18, 1996, 7,500 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 22, 1999, and 672 shares owned by the Company's ESOP, over which Mr. Kearbey has sole voting power.
(14) Includes 7,500 shares which Mr. Conway has the right to acquire through the exercise of a stock option for 15,000 shares granted on April 20, 2000 and 4 shares owned by the Company's ESOP, over which Mr. Conway has sole voting power.
(15) Includes 1,396 shares owned by the Company's ESOP, over which Mr. Coughlin has sole voting power.
(16) Includes an aggregate of 144,334 shares which the directors and officers have the right to acquire through the exercise of certain options.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid by the Company for the Company's last three fiscal years to the three persons who served as the Company's chief executive officer during the Company's fiscal year ended September 30, 2001 and the only other executive officers who received an annual salary and bonus exceeding $100,000 during that fiscal year.

                                                  Annual Compensation
                                                  -------------------
                                                                        Shares
                                                                      Underlying
                                           Fiscal                      Options    All Other
Name and Principal Position                 Year   Salary     Bonus    Granted   Compensation
---------------------------                ------ --------  --------  ---------- ------------
Ronald L. Marsiglio.......................  2001  $ 83,731  $ 50,000   100,000     $ 10,669(9)
 President and Chief Executive Officer (1)

John L. Coughlin..........................  2001    76,238        --        --       58,528(7)
 President and Chief Executive Officer (2)  2000   187,000    28,000        --        8,172
                                            1999   174,919    45,000        --       12,698

Stephen D. Fantone........................  2001    48,000    25,000        --       77,004(8)
 Chairman of the Board of Directors,        2000        --        --    35,000       76,000(8)
 President and Chief Executive Officer (3)  1999        --        --        --       47,502(8)

Francis E. Dunne, Jr......................  2001   145,000     5,000        --        4,513
 Vice President, Chief Financial Officer    2000   126,011    25,000    10,000        5,921
 and Treasurer (4)                          1999   114,800    30,000     5,000       10,325

Daniel R. Conway,.........................  2001   130,000     5,000        --        2,091
 Vice President, Sales & Marketing,         2000    67,471    15,000    15,000           --
 Undersea Systems Division

Robert A. Catalano,.......................  2001   101,000        --     2,500        2,917
 Vice President, Operations (5)             2000    95,825    10,000        --        4,606
                                            1999    82,000    25,000        --        6,332

James R. Kearbey,.........................  2001   107,000     5,000        --        3,276
 Vice President, General Manager,           2000    95,047    15,000        --        4,462
 Package Inspection Systems Division        1999    91,900    20,000    10,000       52,057(9)

All directors and officers as a group (6).  2001   762,969    90,000   102,500      228,811
                                            2000   705,932    93,000    75,000      154,211
                                            1999   643,792   128,000    45,000      172,367

--------
(1) Mr. Marsiglio has served as President and Chief Executive Office since May 21, 2001.
(2) Mr. Coughlin served as President and Chief Executive Officer from October 1, 1999 through January 26, 2001.
(3) Dr. Fantone served as President and Chief Executive Office from January 26, 2001 to May 21, 2001.
(4) Mr. Dunne has served as Chief Financial Officer and Treasurer since February 1, 1997 and as Vice President since January 27, 2000.
(5) Mr. Catalano resigned from the Company on November 14, 2001.
(6) Consisted of ten persons for fiscal 1999, twelve persons for fiscal 2000, and twelve persons for fiscal 2001.
(7) Includes a $55,000 severance payment in consideration of the cancellation of stock options and continued availability to assist the Company for a specified period of time.

(8) Includes compensation paid to Dr. Fantone for services as Chairman of the Board of Directors and director's fees. See "Directors' Compensation" herein.
(9) Includes moving and relocation expenses.

Stock Option Tables

   The following table sets forth information concerning grants of stock options during the Company's fiscal year ended September 30, 2001 to the executive officers named in the table above.

                                                           Percentage of Total
                                                           Options Granted to
                                         Number of Shares     Employees in     Exercise Expiration
Name and Principal Position              Underlying Option     Fiscal Year      Price      Date
---------------------------              ----------------- ------------------- -------- ----------
Ronald L. Marsiglio.....................      100,000             88.2%         $5.00    5/21/11
 President and Chief
   Executive Officer

John L. Coughlin........................           --               --             --         --
 President and Chief
   Executive Officer

Daniel R. Conway........................           --               --             --         --
 Vice President, Sales & Marketing,
   Undersea Systems Division

Stephen D. Fantone......................           --               --             --         --
 Chairman of the Board of Directors,
   President and Chief Executive Officer

Francis E. Dunne, Jr....................           --               --             --         --
 Vice President, Chief Financial Officer
   and Treasurer

Robert A. Catalano......................        2,500              2.2%          5.65     5/8/11
 Vice President, Operations

James R. Kearbey........................           --               --             --         --
 Vice President, General Manager,
   Package Inspection Systems Division

   The following table sets forth information concerning each exercise of stock options during the Company's fiscal year ended September 30, 2001 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

                                       Shares                 Number of Unexercised     Value of Unexercised
                                     Acquired on  Value   Securities Underlying Options In-the-Money Options
Name and Principal Position           Exercise   Realized      At Fiscal Year End        At Fiscal Year End
---------------------------          ----------- -------- ----------------------------- --------------------
Ronald L. Marsiglio.................     --         --               100,000(3)                  --
 President and Chief
   Executive Officer

John L. Coughlin....................     --         --                    --                     --
 President and Chief
   Executive Officer

Stephen D. Fantone..................     --         --                22,917(2)                  --
 Chairman of the Board of Directors,                                  23,333(3)
   President and Chief Executive
   Officer

Francis E. Dunne, Jr................     --         --                20,000(2)                  --
 Vice President, Chief Financial                                      10,000(3)
   Officer and Treasurer

Daniel R. Conway....................     --         --                 3,750(2)                  --
 Vice President, Sales & Marketing,                                   11,250(3)
   Undersea Systems Division

Robert A. Catalano..................     --         --                 2,500(3)                  --
 Vice President, Operations

James R. Kearbey....................     --         --                 7,250(2)                  --
 Vice President,                                                       5,000(3)
   General Manager, Package
   Inspection Systems Division

--------
(1)Based upon the difference between the option exercise price and the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on September 30, 2001.
(2)Shares underlying options exercisable as of September 30, 2001.
(3)Shares underlying options not exercisable as of September 30, 2001.

Directors' Compensation

   Under the compensation policy adopted by the Board of Directors, each non-employee director will receive a fee of $6,000 per year plus $1,000 for each directors' meeting attended and reimbursement for reasonable travel and other expenses when incurred. Each committee chairman will receive an additional fee of $2,000 per year, and each committee member will receive a fee of $500 for each committee meeting attended. Stephen D. Fantone also receives additional compensation of $5,417 per month for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan.

Employment Contracts

   In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The Company has also agreed to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond's life under a split dollar plan.

   The Company entered into an employment agreement with Ronald L. Marsiglio, dated May 21, 2001, pursuant to which Mr. Marsiglio agrees to serve as President and Chief Executive Officer of the Company for an initial term ending on September 20, 2003. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Marsiglio provides the other with six months written notice prior to the expiration of the initial or any extended term. The agreement provides for a base salary, commencing June 1, 2001, of $250,000 per year, subject to increase by the Board of Directors. Mr. Marsiglio earned a $50,000 incentive bonus for fiscal year 2001 in accordance with the agreement. During fiscal year 2002, Mr. Marsiglio will be eligible to earn an incentive bonus of up to 100% of his base salary for extraordinary and exceptional performance. This potential bonus will be based on the achievement of various thresholds with respect to revenue, operating income, earnings per share, etc., as negotiated with the Board of Directors. The Board of Directors will review Mr. Marsiglio's base salary and incentive compensation annually prior to the start of fiscal year 2003 and each fiscal year thereafter. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Marsiglio will be entitled to receive severance pay equal to a percentage of his annual base pay, commencing at 50% and increasing incrementally to 100% by May 31, 2003. In addition, pursuant to the agreement, Mr. Marsiglio was granted an option to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, vesting over a four year period.

   The Company entered into an employment agreement with Francis E. Dunne, Jr. effective as of October 1, 1999, pursuant to which Mr. Dunne agrees to serve as Vice President, Chief Financial Officer and Treasurer of the Company for an initial two year period. Thereafter, said term will be automatically extended for consecutive two year periods unless either the Company or Mr. Dunne provides the other with six months notice prior to the expiration of the initial or any extended term. The agreement has been extended through October 1, 2003 at a base salary of $155,000 per year, subject to increase from time to time by the Board of Directors. Mr. Dunne is also eligible to participate in any discretionary incentive compensation bonus plan which is generally made available to the executives of the Company. In the event the Company terminates his employment other than for cause, disability or death, Mr. Dunne will be entitled to severance benefits equal to one year's base salary.

                             CERTAIN TRANSACTIONS

   On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone's corporation possesses technical expertise, for application to certain products currently under development by the Company. Pursuant to the agreement, the Company has paid the development costs to Dr. Fantone's corporation. During the fiscal year ended September 30, 2001, the Company paid Dr. Fantone's corporation approximately $20,000 as the minimum annual royalty under this contract. The proprietary rights to the technology will be owned by Dr. Fantone's corporation, which has granted an exclusive license to the Company for the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company's policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm's length.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is classified into three classes, each of which consists of two or three directors. One class of directors is elected each year for a term of three years. The terms of the Class III directors, Samuel O. Raymond, Thurman F. Naylor and Arthur L. Fatum, expire at the 2002 stockholders meeting. Mr. Naylor has informed the Company that he does not wish to stand for reelection as a director. The Board of Directors has nominated Messrs. Raymond and Fatum to continue to serve as Class III directors for a term expiring at the 2005 annual meeting.

   Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Messrs. Raymond and Fatum as Class III directors for a three-year term until the 2005 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Raymond or Mr. Fatum is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Messrs. Raymond and Fatum as directors.

                             APPROVAL OF AUDITORS

   The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2002. In taking this action, the members of the Board of Directors and the Audit Committee carefully considered Arthur Andersen LLP's performance for the Company in that capacity since it was originally retained in 1984, its independence with respect to the services to be performed and its capabilities in the fields of accounting and auditing. Representatives of Arthur Andersen LLP will be present at the stockholders meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to answer appropriate questions from stockholders.

   The Board of Directors, after consideration of the recommendation of the Audit Committee, may in its discretion change the appointment of auditors at any time if it determines that such change would be in the best interest of the Company and its stockholders.

   The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the appointment of Arthur Andersen LLP as independent public accountants.

                    OTHER MATTERS COMING BEFORE THE MEETING

   As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

   Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 2001, no director, officer, or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934.

                             STOCKHOLDER PROPOSALS

   Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2003 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 2, 2003.

                                 OTHER MATTERS

   THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

                                          By Order of the Board of Directors
                                          John T. Lynch, Clerk

North Falmouth, Massachusetts
April 3, 2002

--------------------------------------------------------------------------------

                                 BENTHOS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Special Meeting in Lieu of the Annual Meeting of Stockholders
                           to be held on May 3, 2002

     The undersigned holder of Common Stock of BENTHOS, INC. (the "Corporation") acknowledges receipt of the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders dated April 3, 2002 and the accompanying Proxy Statement and hereby appoints Ronald L. Marsiglio, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

--------------------------------------------------------------------------------




                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] Please mark your
      vote as in this
      example.

                                         WITHHOLD
                                         AUTHORITY
                         FOR ALL        TO VOTE FOR
                         NOMINEES       ALL NOMINEES
1. To elect as
   Class III               [_]              [_]        Nominees:
   directors of the                                      Samuel O. Raymond
   Company.                                              Arthur L. Fatum

INSTRUCTIONS: To withhold authority to vote for
election of one of the two nominees listed at right,
            ---
mark FOR above and cross out the name of the person as to whom authority is withheld.


                                               FOR    AGAINST    ABSTAIN
2. To approve Arthur Andersen LLP as
   independent public accountants of the       [_]      [_]        [_]
   Company for the 2002 fiscal year.

   The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR PROPOSAL 2 IDENTIFIED ABOVE.




Signature ____________________ Signature ___________________ Dated: ______, 2002
                                           IF HELD JOINTLY

Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

--------------------------------------------------------------------------------